UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 21, 2008
(Date of earliest event reported)

Motorola, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7221	36-1115800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road
Schaumburg, Illinois	60196
(Address of principal executive offices)	(Zip Code)
(847) 576-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 21, 2008, Motorola, Inc. (the “Company”) announced that Paul J. Liska, age 52, has been appointed to the position of Executive Vice President and Chief Financial Officer, effective as of March 1, 2008. Prior to joining Motorola, Mr. Liska served as an Industrial Partner for various private equity firms, including MidOcean Partners, CVC Capital Holdings and Ripplewood Holdings LLC. During 2004 to 2006, Mr. Liska served in various capacities with WRC Media, Inc., a publisher of supplemental education materials, including Executive Chairman. Mr. Liska served as President, Credit and Financial Products at Sears Roebuck and Co., a retailer, from October 2002 to November 2003. The appointment of Mr. Liska was announced in a press release, which is attached hereto as Exhibit 99.1.
     Thomas J. Meredith, who had been serving as Acting Chief Financial Officer and Executive Vice President of the Company, will continue to serve as a non-management member of the Company’s Board of Directors.
     In connection with Mr. Liska’s appointment, the Compensation and Leadership Committee of the Board of Directors of the Company approved the following compensatory arrangements covering Mr. Liska:
1.	The establishment of Mr. Liska’s annualized base salary at $750,000;

2.	The grant of a one-time cash sign-on bonus of $400,000 to Mr. Liska, of which $50,000 will be paid on or before March 31, 2008 and $350,000 will be paid on December 31, 2008;

3.	The establishment of Mr. Liska’s target award under cash-based pay-for-performance annual incentive plans to be established by the Company with a target payout at 95% of his base salary set forth above ($712,500). The Company has guaranteed a payout value for Mr. Liska’s award for calendar year 2008 under a cash-based pay-for-performance annual incentive plan to be established by the Company of not less than 50% of Mr. Liska’s target award;

4.	The establishment of Mr. Liska’s target award under the Company’s Long Range Incentive Plan of 2006 (the “LRIP”) for the portion of the 2006-2008 and the 2007-2009 performance cycles beginning January 1, 2008 and ending December 31, 2008 and December 31, 2009, respectively, under the LRIP at 150% of his base pay rate set forth above ($1,125,000);

5.	The establishment of Mr. Liska’s target award for performance cycles under long range incentive plans to be established by the Company with a target payout at 150% of his base pay rate in effect at the commencement of the performance cycle;

6.	On March 1, 2008, the first day of Mr. Liska’s employment with the Company (the “Date of Grant”), a grant of non-qualified stock options (the “Options”) under the Company’s Omnibus Plan of 2006 (the “Omnibus Plan”) to Mr. Liska to acquire 583,000 shares of the Company’s common stock. The exercise price for the Options will be the closing price for a share of the Company’s common stock on February 29, 2008. The expiration date of the Options, subject to certain conditions, is the tenth anniversary of the Date of Grant. The Options will vest in four equal installments on each of the first four anniversaries of the Date of Grant;

7.	On the Date of Grant, a grant of non-qualified stock options (the “Market-Based Options”) under the Omnibus Plan to Mr. Liska to acquire 728,000 shares of the Company’s common stock. The exercise price for the Market-Based Options will be the closing price for a share of the Company’s common stock on February 29, 2008. The expiration date of the Market-Based Options, subject to certain conditions, is the tenth anniversary of the Date of Grant. Each tranche of Market-Based Options will vest only if the closing price of the Company’s common stock meets or exceeds the dollar amounts set forth below for at least ten trading days during any thirty consecutive trading days within the time periods set forth below:

Dollar Amount	Time Period	Amount Vested
$16.00 per share	Date of Grant through the third anniversary of the Date of Grant	242,666

$20.00 per share	Date of Grant through the fifth anniversary of the Date of Grant	242,666

$23.00 per share	Date of Grant through the seventh anniversary of the Date of Grant	242,668
8.	On the Date of Grant, a grant of 131,000 restricted stock units (the “RSUs”) under the Omnibus Plan, which RSUs will vest on the third anniversary of the Date of Grant;

9.	On the Date of Grant, an additional grant of 131,000 restricted stock units (the “Additional RSUs”) under the Omnibus Plan, which Additional RSUs will vest in two equal installments thirty months and sixty months after the Date of Grant, respectively; and

10.	If Mr. Liska is involuntarily terminated for a reason other than Cause on or before March 1, 2010, the Company will pay Mr. Liska, in exchange for a general release of claims against the Company and a reaffirmation of all restrictive covenants previously agreed to with the Company, a severance allowance in the amount of 12 months base salary and 12 months annual incentive bonus, in each case less applicable state and federal payroll deductions and based on the salary rate in effect on the termination date. If Mr. Liska is involuntarily terminated for a reason other than Cause after March 1, 2010, the Company will pay Mr. Liska, in exchange for a general release of claims against the Company and a reaffirmation of all restrictive covenants previously agreed to with the Company, a severance allowance in the amount of 18 months base salary and 18 months annual incentive bonus, in each case less applicable state and federal payroll deductions and based on the salary rate in effect on the termination date.

For the purpose of entitlement to such severance payments, Cause means (1) Mr. Liska’s willful and continued failure to substantially perform his duties, other than any such failure resulting from incapacity due to physical or mental illness, which failure has continued for a period of at least 30 days; (2) Mr. Liska’s willful engagement in (a) any malfeasance, dishonesty or fraud that is intended to or does result in his substantial personal enrichment or a material detrimental effect on the Company’s reputation or business or (b) gross misconduct; (3) Mr. Liska’s indictment for, or plea of guilty or nolo contendere to (a) a felony in the United States or (b) a felony outside the United States, which the independent directors of the Board of Directors of the Company reasonably believe has had or will have a detrimental effect on the Company’s reputation or business or Mr. Liska’s reputation; or (4) Mr. Liska’s breach of one or more restrictive covenants in any written agreement between him and the Company.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits.
99.1	Press release, dated February 21, 2008, announcing appointment of Paul J. Liska to the position of Executive Vice President and Chief Financial Officer of Motorola, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOTOROLA, INC.
By:	/s/ Greg A. Lee
Greg A. Lee
Senior Vice President, Human Resources

Dated: February 26, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release, dated February 21, 2008, announcing that Paul J. Liska has been named executive vice president and chief financial officer of Motorola, Inc. effective March 1, 2008.